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                                                                     EXHIBIT 4.4
                      FIFTH AMENDMENT AND MODIFICATION TO
                      -----------------------------------
                          LOAN AND SECURITY AGREEMENT
                          ---------------------------

    THIS FIFTH AMENDMENT AND MODIFICATION TO LOAN AND SECURITY AGREEMENT (the "Amendment") is made effective as of the _____ day of March, 1997, by and among NOBEL EDUCATION DYNAMICS, INC. ("Nobel"), BLUEGRASS REAL ESTATE COMPANY, INC. ("Bluegrass"), IMAGINE EDUCATIONAL PRODUCTS, INC. ("Imagine"), MERRYHILL SCHOOLS, INC. ("Merryhill"), EDUCO, INC. ("Educo"), NEDI, INC. ("NEDI"), MONTESSORI HOUSE, INC. ("Montessori"), ANOTHER GENERATION ENTERPRISES, INC. ("Another Generation") (collectively, the "Obligors") and SUMMIT BANK, formerly known as First Valley Bank ("Bank").

                                   BACKGROUND
                                   ----------

    A. By a Loan and Security Agreement among Obligors, Children's Park, Incorporated, Rocking Horse Management Corporation and Bank dated August 30, 1995 (as amended by those certain amendments dated September 1, 1995, April 4, 1996, July 23, 1996 and November 1, 1996, the "Loan Agreement"), Bank agreed, inter alia, to extend to Obligors a (i) revolving line of credit in the original
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principal amount of up to Ten Million Dollars ($10,000,000.00) (the "Line"),
(ii) term loan in the original principal amount of Seven Million Five Hundred Thousand Dollars ($7,500,000.00) (the "Term Loan"), and (iii) term loan in the original principal amount of Six Million Dollars ($6,000,000.00) (the "New Term Loan"). Subsequent to the execution of the Loan Agreement, Children's Park, Incorporated and Rocking Horse Management Corporation merged into Nobel with Nobel being the surviving entity.

    B. Obligors' obligations to repay the sums advanced under the (i) Line is evidenced by that certain Line Note from Obligors to Bank dated November 1, 1996 in the face amount of Ten Million Dollars ($10,000,000.00) (the "Line Note"),
(ii) Term Loan is evidenced by that certain Term Note from Obligors to Bank dated August 30, 1995 in the original principal amount of Seven Million Five Hundred Thousand Dollars ( $7,500,000.00) (as amended, the "Term Note"), and
(iii) New Term Loan is evidenced by that certain New Term Note from Obligors to Bank dated April 4, 1996 in the original principal amount of Six Million Dollars ($6,000,000.00) (as amended, the "New Term Note").

    C. Obligors and Bank desire to further amend the Loan Agreement in accordance with the terms and conditions hereof.

    D. Capitalized terms not otherwise defined herein will have the meanings set forth therefor in the Loan Agreement.

    NOW, THEREFORE, intending to be legally bound hereby, the parties hereto agree as follows:

    1.    PERMITTED INDEBTEDNESS.  Section 6.2 of the Loan Agreement is amended
          ----------------------   -----------
by adding the following subsection (d):
                        --------------

         "(d)  Indebtedness to AEI Fund Management, Inc. ("AEI") in an amount not to exceed Seven Million Five Hundred Thousand Dollars
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         ($7,500,000.00) in the aggregate to be used to finance the construction of new educational facilities of Obligors, provided that no Event of Default or event which with the giving of notice or the passage of time or both would become an Event of Default shall have occurred and the incurrence of such obligations will not cause an Event of Default. All obligations of Obligors to AEI shall be secured only by mortgage liens and UCC-1 fixture filings against the property and improvements in respect of which AEI is providing construction financing. Prior to each financing with AEI, Obligors shall provide to Bank a description of the properties being financed by AEI, the terms of such financing and copies of all documents in connection therewith."

    2.    INVESTMENT ACCOUNT.  Notwithstanding anything to the contrary
          ------------------
contained in the Loan Agreement, Bank consents to the transfer by Nobel of an amount not to exceed Nine Million Five Hundred Thousand Dollars ($9,500,000.00) to an account maintained by NEDI with Smith Barney, account number 532-14483-17-
187. NEDI acknowledges and agrees that such account, together with all securities and other assets therein, all substitutions and replacements therefor and all proceeds thereof are part of the Collateral and are subject to the Securities Pledge Agreement from NEDI to Bank and the agreement among Bank, Smith Barney and NEDI regarding such account.

    3.    FINANCIAL COVENANTS.  Section 7 of the Loan Agreement shall be amended
          -------------------   ---------
as follows:

         (a) Sections 7.1, 7.2 and 7.3 are hereby deleted in their entirety.
             -------------------------

          (b) The following financial covenants are hereby added to Section 7:
                                                                    ---------

               (i)  Total Funded Indebtedness To EBITDA.  Obligors shall
                    -----------------------------------
                    maintain a ratio of Total Funded Indebtedness to EBITDA of not greater than 4.0 to 1.0. as of the end of each fiscal quarter of Obligors, calculated on a rolling four (4) quarter basis.

               (ii) Total Funded Senior Indebtedness to EBITDA.  Obligors shall
                    ------------------------------------------
                    maintain a ratio of Total Funded Senior Indebtedness to EBITDA of not greater than 3.0 to 1.0. as of the end of each fiscal quarter of Obligors, calculated on a rolling four (4) quarter basis.

               As used herein, the following terms shall have the following meanings:

               "Total Funded Senior Indebtedness" shall mean the Total Funded Indebtedness of Obligors minus the Subordinated Indebtedness of Obligors then outstanding.

               "EBITDA" shall mean the earnings of Obligors for any given period, plus the aggregate amounts deducted in determining such earnings in respect of

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               (i) Interest Expense, (ii) income taxes, (iii) depreciation and
               (iv) amortization, all as determined in accordance with GAAP.

               "Total Funded Indebtedness" shall mean the sum of all Bank Indebtedness, Indebtedness owed to AEI, Subordinated Indebtedness and Capitalized Lease Obligations outstanding at any given time.

    4.    ADDITIONAL OBLIGORS.  From and after the date hereof, Montessori and
          -------------------
Another Generation shall each be an "Obligor" under the Loan Agreement and shall be bound by all of the terms and conditions thereof. Unless otherwise specifically restated for Montessori and Another Generation hereunder, all representations, warranties and covenants under the Loan Agreement shall be deemed to be the representations, warranties and covenants of Montessori and Another Generation as if Montessori and Another Generation were originally named as an "Obligor" under the Loan Agreement. All references to Obligors in the Loan Agreement and the other Loan Documents shall hereafter also be deemed a reference to Montessori and Another Generation.

    5.    SECURITY.  As security for the full and timely payment and performance
          --------
of all Bank Indebtedness, Montessori and Another Generation hereby grant to Bank a security interest in all of the following:

          (a) All of such parties' present and future accounts, contract rights, chattel paper, instruments and documents and all other rights to the payment of money whether or not yet earned, for services rendered or goods sold, consigned, leased or furnished by such parties or otherwise, together with (i) all goods (including any returned, rejected, repossessed or consigned goods), the sale, consignment, lease or other furnishings of which shall be given or may give rise to any of the foregoing, (ii) all of such parties' rights as a consignor, consignee, unpaid vendor or other lienor in connection therewith, including stoppage in transit, set-off, detinue, replevin and reclamation, (iii) all general intangibles related thereto, (iv) all guaranties, mortgages, security interests, assignments, and other encumbrances on real or personal property, leases and other agreements or property securing or relating to any accounts,
(v) choses-in-action, claims and judgments, (vi) any return or unearned premiums, which may be due upon cancellation of any insurance policies, and
(vii) all products and proceeds of any of the foregoing.

          (b) All of such parties' present and future inventory (including but not limited to goods held for sale or lease or furnished or to be furnished under contracts for service, raw materials, work-in-process, finished goods and goods used or consumed in such parties' business) whether owned, consigned or held on consignment, together with all merchandise, component materials, supplies, packing, packaging and shipping materials, and all returned, rejected or repossessed goods sold, consigned, leased or otherwise furnished by such parties and all products and proceeds of any of the foregoing.

          (c) All of such parties' present and future general intangibles (including but not limited to tax refunds and rebates, manufacturing and processing rights, designs, patent rights and applications therefor, trademarks and registration or applications therefor, tradenames, brand names, logos, inventions, copyrights and all applications and registrations therefor), licenses, permits, approvals, software and computer programs, license rights, royalties, trade secrets, methods, processes, know-how, formulas, drawings, specifications, descriptions, label designs, plans,

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blueprints, patterns and all memoranda, notes and records with respect to any research and development, and all product and proceeds of any of the foregoing.

          (d) All of such parties' present and future machinery, equipment, furniture, fixtures, motor vehicles, tools, dies, jigs, molds and other articles of tangible personal property of every type together with all parts, substitutions, accretions, accessions, attachments, accessories, additions, components and replacements thereof, and all manuals of operation, maintenance or repair, and all products and proceeds of any of the foregoing.

          (e) All of such parties' present and future general ledger sheets, files, records, customer lists, books of account, invoices, bills, certificates or documents of ownership, bills of sale, business papers, correspondence, credit files, tapes, cards, computer runs and all other data and data storage systems, whether in the possession of such parties or any service bureau.

          (f) All letters of credit now existing or hereafter issued naming such parties as beneficiaries or assigned to such parties, including the right to receive payment thereunder, and all documents and records associated therewith.

          (g) All deposits, funds, instruments, documents, policies and evidence and certificates of insurance, securities, chattel paper and other assets of such parties or in which such parties have an interest and all proceeds thereof, now or at any time hereafter on deposit with or in the possession or control of Bank or owing by Bank to such parties or in transit by mail or carrier to Bank or in the possession of any other Person acting on Bank's behalf, without regard to whether Bank received the same in pledge, for safekeeping, as agent for collection or otherwise, or whether Bank has conditionally released the same, and in all assets of such parties in which Bank now has or may at any time hereafter obtain a lien, mortgage or security interest for any reason.

          (h) All stocks, bonds, treasury securities, commercial paper, mutual funds and other investments or securities of any nature now or hereafter acquired by such parties, and all interest, dividends and other proceeds thereof.

    6.    REPRESENTATIONS, WARRANTIES AND COVENANTS.  Montessori and Another
          -----------------------------------------
Generation hereby join in and ratify and confirm all of the representations and warranties in the Loan Agreement and agree to be bound by and to comply with all of the covenants set forth herein.

    7.    NEW FACILITIES.  Section 6.27 of the Loan Agreement is hereby amended
          --------------   ------------
to read, in its entirety, as follows:

         "6.27  New Facilities.  During any fiscal year, Obligors shall not
                --------------
         establish more than ten (10) newly constructed educational facilities which they, or any of them, will own or which will otherwise appear as an asset on any Obligor's balance sheet ("Owned Facilities"). In addition to the foregoing, Obligors may acquire and hold from time to time up to seven (7) parcels of vacant land (the "Vacant Land"), provided, however, the aggregate purchase price of the Vacant Land at any time held by Obligors shall not exceed Three Million Five Hundred Thousand Dollars ($3,500,000.00)."

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    8.  FURTHER ASSURANCES.  Obligors covenant and agree to execute and deliver
        ------------------
to Bank or to cause to be executed and delivered at the sole cost and expense of Obligors, from time to time, any and all other documents, agreements, statements, certificates and information as Bank shall reasonably request to evidence or effect the terms hereof, the Loan Agreement, as amended, or any of the other Loan Documents, or to enforce or to protect Bank's interest in the Collateral, including, without limitation, Allonges to each of the promissory notes in connection with the Loan Agreement adding Montessori and Another
Generation as Obligors thereunder.   All such documents, agreements, statements,
etc., shall be in form and content acceptable to Bank in its sole discretion.

    9.    FURTHER AGREEMENTS AND REPRESENTATIONS.  Obligors do hereby:
          --------------------------------------

          (a) ratify, confirm and acknowledge that the Loan Agreement, as amended, and the other Loan Documents continue to be and are valid, binding and in full force and effect;

          (b) covenant and agree to perform all obligations of Obligors contained herein and under the Loan Agreement, as amended, and the other Loan Documents;

          (c) acknowledge and agree that Obligors have no defense, set-off, counterclaim or challenge against the payment of any sums owing under Loan Documents, the enforcement of any of the terms of the Loan Agreement, as amended, or the other Loan Documents;

          (d) acknowledge and agree that all representations and warranties of Obligors contained in the Loan Agreement and/or the other Loan Documents, as amended, are true, accurate and correct on and as of the date hereof as if made on and as of the date hereof;

          (e) represent and warrant that no Event of Default (as defined in the Loan Agreement or any of the other Loan Documents) or event which with the giving of notice or passage of time or both would constitute such an Event of Default exists and all information described in the foregoing Background is true, accurate and complete;

          (f) acknowledge and agree that nothing contained herein and no actions taken pursuant to the terms hereof is intended to constitute a novation of the Loan Agreement or any of the other Loan Documents, and does not constitute a release, termination or waiver of any of the rights or remedies granted to the Bank therein, which rights and remedies are hereby ratified, confirmed, extended and continued as security for the obligations of Obligors to Bank under the Loan Agreement and the other Loan Documents, including, without limitation, this Amendment; and

          (g) acknowledge and agree that any Obligor's failure to comply with or perform any of its covenants, agreements or obligations contained in this Amendment shall constitute an Event of Default under the Loan Agreement and each of the Loan Documents.

    10.   COSTS AND EXPENSES.  Upon execution of this Amendment, Obligors shall
          ------------------
pay to Bank, all costs and expenses incurred by Bank in connection with the review, preparation and negotiation of this Amendment and all documents in connection therewith, including, without limitation, all of Bank's attorneys' fees and costs.

    11.   INCONSISTENCIES.  To the extent of any inconsistency between the
          ---------------
terms, conditions and provisions of this Amendment and the terms, conditions and provisions of the Loan

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Agreement or the other Loan Documents, the terms, conditions and provisions of this Amendment shall prevail. All terms, conditions and provisions of the Loan Agreement and the other Loan Documents not inconsistent herewith shall remain in full force and effect and are hereby ratified and confirmed by Obligors.

    12.   CONSTRUCTION.     All references to the Loan Agreement therein or in
          ------------
any other Loan Documents shall be deemed to be a reference to the Loan Agreement as amended hereby.

    13.   NO WAIVER.  Nothing contained herein and no actions taken pursuant to
          ---------
the terms hereof are intended to nor shall they constitute a waiver by the Bank of any rights or remedies available to Bank at law or in equity or as provided in the Loan Agreement or the other Loan Documents.

    14.   BINDING EFFECT.  This Amendment shall be binding upon and inure to the
          --------------
benefit of the parties hereto and their respective successors and assigns.

    15.   GOVERNING LAW.  This Amendment shall be governed by and construed in
          -------------
accordance with the laws of the Commonwealth of Pennsylvania.

    16.   HEADINGS.  The headings of the sections of this Amendment are inserted
          --------
for convenience only and shall not be deemed to constitute a part of this Amendment.

    IN WITNESS WHEREOF, the parties hereto have executed this Amendment effective as of the date first above written.

                                    NOBEL EDUCATION DYNAMICS, INC.

                                    By:_____________________________________
                                    Name/Title:_____________________________

                                    Attest:_________________________________
                                    Name/Title:_____________________________


                                    BLUEGRASS REAL ESTATE
                                    COMPANY, INC.

                                    By:____________________________________
                                    Name/Title:____________________________

                                    Attest:________________________________
                                    Name/Title:____________________________


                        [SIGNATURES CONTINUED NEXT PAGE]

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                   [SIGNATURES CONTINUED FROM PREVIOUS PAGE]

                                    IMAGINE EDUCATIONAL PRODUCTS,
                                    INC.

                                    By:____________________________________
                                    Name/Title:____________________________

                                    Attest:________________________________
                                    Name/Title:____________________________


                                    MERRYHILL SCHOOLS, INC.

                                    By:___________________________________
                                    Name/Title:___________________________

                                    Attest:_______________________________
                                    Name/Title:___________________________


                                    EDUCO, INC.

                                    By:___________________________________
                                    Name/Title:___________________________

                                    Attest:_______________________________
                                    Name/Title:___________________________


                                    NEDI, INC.

                                    By:___________________________________
                                    Name/Title:___________________________

                                    Attest:_______________________________
                                    Name/Title:___________________________


                                    MONTESSORI HOUSE, INC.

                                    By:___________________________________
                                    Name/Title:___________________________

                                    Attest:_______________________________
                                    Name/Title:___________________________

                        [SIGNATURES CONTINUED NEXT PAGE]

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                   [SIGNATURES CONTINUED FROM PREVIOUS PAGE]

                                    ANOTHER GENERATION ENTERPRISES,
                                    INC.

                                    By:___________________________________
                                    Name/Title:___________________________

                                    Attest:_______________________________
                                    Name/Title:___________________________


                                    SUMMIT BANK, formerly known as
                                    First Valley Bank

                                    By:___________________________________
                                         Donald H. McCarty
                                         Regional Vice President

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